Exhibit 10.5

PURCHASER RIGHTS AGREEMENT

This PURCHASER RIGHTS AGREEMENT (this “Agreement”), dated as of June 14, 2023, is entered into by and between NEXTDECADE CORPORATION, a Delaware corporation (the “Company”), and GLOBAL LNG NORTH AMERICA CORP., a Delaware corporation (the “Purchaser”). Each of the Company and the Purchaser are referred to herein as a “Party” and collectively as the “Parties.”

STATEMENT OF PURPOSE

WHEREAS, the Purchaser, or one of its Affiliates, as applicable, has agreed to purchase (i) shares of the Company’s Common Stock, subject to the terms and conditions of the Common Stock Purchase Agreement and (ii) volumes of liquefied natural gas from an Affiliate of the Company, subject to the terms and conditions of the LNG SPA (clauses (i)-(ii) referred to collectively as the “Transaction”); and

WHEREAS, in connection with the consummation of the Transaction on the date hereof, the Purchaser is receiving the rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.         DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, provided that with respect to Purchaser, Affiliates exclude (i) the Company and its Subsidiaries and (ii) any “investee companies” in which Purchaser and its other Affiliates (A) have an aggregate investment of less than fifty percent (50%) of the voting equity securities of such investee company and (B) do not otherwise directly or indirectly serve as general partner or managing member of such entity or have the power to appoint a majority of the voting power of the board of directors or equivalent governing body of such entity, so long as such investee company has not received from Purchaser any confidential information regarding the Company or its Subsidiaries obtained by Purchaser in its capacity as Purchaser.

“Affiliate Indemnitors” has the meaning set forth in Section 4.11 of this Agreement.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Board” means the board of directors of the Company.

“Board Indemnitee” has the meaning set forth in Section 4.11 of this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York and Paris.

“CCS Consideration Period” has the meaning set forth in Section 2.3 of this Agreement.

“CCS Initial Information Package” has the meaning set forth in Section 2.2 of this Agreement.

“CCS Intended Signing Date” has the meaning set forth in Section 2.3 of this Agreement.

“CCS Notice” has the meaning set forth in Section 2.3 of this Agreement.

“CCS Participation” has the meaning set forth in Section 2.1 of this Agreement.

“Charter Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership or similar organizational document, including any amendments thereto or restatements thereof as in effect on the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value.

“Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock, other than any rights issued to directors, officers, employees, advisors, consultants or other agents of the Company in connection with their service as directors of the Company or their employment by the Company, in each case, pursuant to the Company’s incentive plans or other employee or director compensation plans.

“Common Stock Purchase Agreement” means that certain Common Stock Purchase Agreement, dated as of June 13, 2023, by and between the Company and the Purchaser.

“Company” has the meaning assigned to it in the preamble hereto.

“Designated Director” has the meaning set forth in Section 4.1 of this Agreement.

“EPC” means engineering, procurement, and construction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Authorization” means the authorization originally issued by FERC in its Order in Docket Nos. CP16-454 and CP16-455-000 on November 22, 2019, with rehearing subsequently denied, and remanded by the Court of Appeals, and resulting in the Order on Remand issued by FERC on April 21, 2023, as well as those certain design modifications approved by FERC in 2020 and 2021, as such FERC orders may be amended, supplemented, clarified, restated, reissued, or otherwise modified from time to time by FERC.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Indemnification Obligations” has the meaning set forth in Section 4.11 of this Agreement.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, guideline, policy, ordinance, regulation, rule, code, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“LNG” means liquefied natural gas.

“LNG SPA” means that certain LNG Sales and Purchase Agreement, by and between Rio Grande LNG, LLC and TotalEnergies Gas & Power North America, Inc.

“MAC Production Capacity” means the minimum LNG production capacity of the relevant liquefaction train that the EPC contractor is required to achieve under the relevant EPC contract irrespective of the payment of liquidated damages for performance or other amounts.

“NASDAQ” means The Nasdaq Stock Market LLC.

“New Securities” shall mean any shares of Common Stock or Common Stock Equivalents, except for (a) shares of Common Stock or Common Stock Equivalents that are issued to directors, officers, employees, advisors, consultants or other agents of the Company in connection with their service as directors of the Company or their employment by the Company, in each case, pursuant to the Company’s incentive plans or other employee or director compensation plans; (b) shares of Common Stock or Common Stock Equivalents that are issued on a pro rata basis as a dividend or other distribution on outstanding securities of the Company; (c) shares of Common Stock or Common Stock Equivalents that are issued by reason of a stock split, split-up or other reorganization or recapitalization of the Company; (d) shares of Common Stock or Common Stock Equivalents issued as acquisition consideration pursuant to the acquisition of another Person by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; (e) shares issued to the Purchaser pursuant to the Common Stock Purchase Agreement and (f) the Preemptive Right Shares.

“Ownership Percentage” means the Common Stock owned by the Purchaser and its Affiliates, divided by the issued and outstanding Common Stock of the Company, in each case assuming the conversion of all Common Stock Equivalents other than the Company’s warrants to purchase Common Stock outstanding on the date hereof.

“Party” or “Parties” has the meaning assigned to it in the preamble hereto.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Phase 1” means the first three liquefaction trains of the Rio Grande Facility to begin construction, associated natural gas pretreatment facilities and the common facilities required for three-train operations, including two LNG storage tanks, two jetties and ship loading facilities, and associated infrastructure and facilities.

“Preemptive Right Notice” has the meaning set forth in Section 6.2.

“Preemptive Right Offering” has the meaning set forth in Section 6.1.

“Preemptive Right Shares” has the meaning set forth in Section 6.1.

“Pricing Condition” means, with respect to the applicable Preemptive Right Offering, that the price per share of Common Stock (or, in the case of a Common Stock Equivalent, the applicable conversion price, exercise price or exchange price for or into Common Stock) to be paid by the purchaser(s) in such Preemptive Right Offering (measured as of the time that the Purchaser receives the Preemptive Right Notice with respect to such Preemptive Right Offering) is equal to or greater than 110% of the weighted-average price per share of Common Stock paid by the Purchaser for the shares of the Company’s Common Stock purchased pursuant to the Common Stock Purchase Agreement at the Closings (as defined in the Common Stock Purchase Agreement).

“Principal Market” means The Nasdaq Stock Market LLC (or any nationally recognized successor thereto), or any other national securities exchange other than The Nasdaq Stock Market LLC in the event that the Company’s Common Stock is listed on such other exchange.

“Purchaser” has the meaning assigned to it in the preamble hereto.

“Resignation Event” means that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, (A) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the Commission, a Self-Regulatory Organization or by applicable Law; (B) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to the Company or its stockholders, following a good faith determination by the Board after consultation with independent Delaware counsel; (C) has engaged in acts or omissions which involve intentional criminal misconduct or an intentional violation of Law; (D) has engaged in any transaction involving the Company from which the Designated Director derived an improper personal benefit, following a good faith determination by the Board after consultation with independent Delaware counsel. Prior to making a determination that any Resignation Event described in the preceding definition has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination. At such duly called and held Board meeting, the Board shall provide the Designated Director with an opportunity to be heard and to present information relevant to the Board’s determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of any such information presented by the Designated Director.

“Rio Grande CCS Project” means any carbon capture and storage project deployed at or in connection with the Rio Grande Facility as authorized by FERC under the FERC Authorization.

“Rio Grande Facility” means the multi-train natural gas liquefaction and LNG export facility to be located at the Port of Brownsville, Texas.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a Party to this Agreement.

“Subsidiary” means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions for such Person (or, if there are no such voting interests, more than 50% of the equity interests allowing for effective control of the second Person).

“Termination Event” means the occurrence, at any time following the first time at which Purchaser is entitled to designate a Designated Director, of the Purchaser and its Affiliates ceasing to continue to beneficially own Common Stock representing at least five percent (5%) of the aggregate outstanding Common Stock of the Company.

“Train 4 Consideration Period” has the meaning set forth in Section 5.1.

“Train 4 Initial Information Package” has the meaning set forth in Section 5.1.

“Train 4 Intended Signing Date” has the meaning set forth in Section 5.1.

“Train 4 Notice” has the meaning set forth in Section 5.1.

“Train 4 Option” has the meaning set forth in Section 3.1.

“Train 4 Option Date” has the meaning set forth in Section 3.1.

“Train 4 Participation” has the meaning set forth in Section 5.1.

“Train 4 Project” has the meaning set forth in Section 5.1.

“Train 5 Consideration Period” has the meaning set forth in Section 5.2.

“Train 5 Initial Information Package” has the meaning set forth in Section 5.2.

“Train 5 Intended Signing Date” has the meaning set forth in Section 5.2.

“Train 5 Notice” has the meaning set forth in Section 5.2.

“Train 5 Option” has the meaning set forth in Section 3.2.

“Train 5 Option Date” has the meaning set forth in Section 3.2.

“Train 5 Participation” has the meaning set forth in Section 5.2.

“Train 5 Project” has the meaning set forth in Section 5.2.

“Transaction” has the meaning assigned to it in the Statement of Purpose.

Section 2.         CCS EQUITY PARTICIPATION RIGHT.

2.1         The Purchaser shall have a right, but not the obligation, to participate in the funding of the equity capital required to take a final investment decision on a Rio Grande CCS Project (excluding any Rio Grande CCS Project related to the Train 4 Project or the Train 5 Project) in a proportionate amount equal to the Purchaser’s percentage of equity interests in Rio Grande LNG Intermediate Holdings LLC (which shall indirectly own the assets and properties comprising Phase 1), in exchange for a corresponding common equity ownership in such Rio Grande CCS Project (such investment, the “CCS Participation”).

2.2         If the Company proposes to consummate an equity investment, either funded by the Company or with third-party capital, that would enable the Company to take a final investment decision on such Rio Grande CCS Project, then the Company shall provide an information package (the “CCS Initial Information Package”) to the Purchaser, upon the earliest of: (i) the execution of an EPC agreement in respect of such Rio Grande CCS Project, (ii) execution of a definitive agreement for the offtake of 50% or more of expected annual CO2 volumes to be captured and stored by such Rio Grande CCS Project or (iii) the date that is 75 days prior to the CCS Intended Signing Date (as defined below). The CCS Initial Information Package shall contain a summary of the relevant commercial terms of the applicable agreement(s), the projected cash flows from remaining commercial arrangements, reasonably detailed financing assumptions and a preliminary description of the capital structuring of the proposed investment; provided, that, in each case, the Company may withhold or redact any information that is competitively sensitive.

2.3         Upon the execution of an EPC contract and definitive agreements for the offtake of at least 80% of the offtake volumes needed for financing such Rio Grande CCS Project, the Company will provide notice to Purchaser (a “CCS Notice”) sixty days prior to the intended signing date (the “CCS Intended Signing Date”). The CCS Notice will contain at, a minimum, a summary of investment terms, a structure diagram, a summary of commercial and EPC arrangements, projected financials, and draft transaction documents. During the period between the delivery of the CCS Notice and the CCS Intended Signing Date (the “CCS Consideration Period”), the Purchaser will be entitled to receive all information reasonably requested and not competitively sensitive to evaluate the investment.

2.4         No later than 21 days prior to the end of the CCS Consideration Period, the Company will provide proposed final transaction documents to the Purchaser and endeavor in good faith to negotiate and agree to definitive agreements during such 21-day negotiation period. The Purchaser has the right to participate by executing equity documentation with governance, information and audit rights consistent with Phase 1 in all material respects. The CCS Consideration Period may be extended on a day-by-day basis to the extent that (i) the CCS Initial Information Package has not been submitted fifteen days before the CCS Notice, or (ii) the final transaction documents are not provided 21 days prior to the CCS Intended Signing Date.

2.5         If the Purchaser does not exercise its right to make the CCS Participation, then the Company shall be free to consummate the investment referred to in the CCS Notice; provided, that in the event that the investment described in the CCS Notice is not completed within six (6) months of the date on which the CCS Notice was given, then the Company shall not consummate any such investment in such Rio Grande CCS Project without complying anew with the procedures described in this Section 2. A failure by the Purchaser to respond within the CCS Consideration Period shall be deemed to constitute a decision by the Purchaser not to exercise its right to make the CCS Participation.

Section 3.         LNG SPA OPTIONS

3.1          The Purchaser shall have the right, but not the obligation, to purchase one and a half (1.5) million metric tonnes per annum of LNG for twenty (20) years (the “Train 4 Option”) to be supplied from the fourth liquefaction train of the Rio Grande Facility, subject to the provisions of this Section 3.1. The Purchaser may exercise the Train 4 Option by executing a sale and purchase agreement with the Company or its Affiliates incorporating the terms set forth on Exhibit A. The Train 4 Option may be exercised at any time prior to the date that is thirty (30) calendar days following the execution by the Company or its Affiliates of sale and purchase agreements in respect of at least two (2) million metric tonnes per annum of LNG to be supplied from the fourth liquefaction train of the Rio Grande Facility (the “Train 4 Option Date”). If the Purchaser does not exercise the Train 4 Option by the Train 4 Option Date, the Company and its Affiliates shall have no obligation to offer or deliver, and the Purchaser shall have no obligation to take, the volume of LNG provided for by the Train 4 Option.

3.2         The Purchaser shall have the right, but not the obligation, to purchase one and a half (1.5) million metric tonnes per annum of LNG for twenty (20) years (the “Train 5 Option”) to be supplied from the fifth liquefaction train of the Rio Grande Facility, subject to the provisions of this Section 3.2. The Purchaser may exercise the Train 5 Option by executing a sale and purchase agreement with the Company or its Affiliates incorporating the terms set forth on Exhibit A. The Train 5 Option may be exercised at any time prior to the date that is thirty (30) calendar days following the execution by the Company or its Affiliates of sale and purchase agreements in respect of at least two (2) million metric tonnes per annum of LNG to be supplied from the fifth liquefaction train of the Rio Grande Facility (the “Train 5 Option Date”). If the Purchaser does not exercise the Train 5 Option by the Train 5 Option Date, the Company and its Affiliates shall have no obligation to offer or deliver, and the Purchaser shall have no obligation to take, the volume of LNG provided for by the Train 5 Option.

Section 4.         DESIGNATED DIRECTOR

4.1         Upon receipt of notice from Purchaser following the earliest of (i) ninety (90) days after the consummation of the First Closing (as defined therein) contemplated by the Common Stock Purchase Agreement; (ii) the date of termination of the EPC agreements in respect of Phase I with Bechtel Energy Inc. (if in the case of this clause (i) and (ii) only if an FID Event (as defined in the Common Stock Purchase Agreement) has not occurred); or (iii) the consummation of the Second Closing (as defined therein) contemplated by the Common Stock Purchase Agreement, if the Purchaser does not have a Designated Director at such time, the Board shall increase the number of natural persons that constitute the whole Board by one (1) person and fill such vacancy created by virtue of such increase in the size of the Board with an individual designated by the Purchaser (the “Designated Director”). Notwithstanding the foregoing, the Company shall have no obligation to appoint the Designated Director in the event NASDAQ objects to the appointment of the Designated Director with respect to clauses (i) and (ii) above. In the event NASDAQ objects to the appointment of the Designated Director with respect to clauses (i) and (ii) above, Purchaser shall be entitled to designate an individual to attend meetings of the Board as an observer until such time that a Designated Director may be appointed in accordance with the terms of this Agreement and NASDAQ requirements. In addition, following the occurrence of a Termination Event at such time as the Purchaser has a right to designate a Designated Director, Purchaser shall be entitled to designate an individual to attend meetings of the Board as an observer. Any such observer may attend Board meetings and receive all information distributed or circulated to the Board but will not have the right to vote at any meeting of the Board, and the presence of such observer shall not count towards forming a quorum at any meeting of the Board. The Purchaser’s right to designate an observer set forth in this Section 4.1 shall survive for so for so long as the Purchaser and its Affiliates continue to beneficially own at least two percent (2%) of the aggregate outstanding Common Stock of the Company.

4.2         The Designated Director shall, in the reasonable judgment of the Nominating and Corporate Governance Committee of the Board, (i) have the requisite skill and experience to serve as a director of a publicly traded company, (ii) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the Commission, any Self-Regulatory Organization, or by applicable Law, or be subject to any “Bad Actor” disqualification set forth in Rule 506(d) under the Securities Act of 1933, as amended, and (iii) otherwise be reasonably acceptable to the Company.  The Purchaser and the Designated Director agree to provide the Company with accurate and complete information relating to the Purchaser and the Designated Director that may be required to be disclosed by Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder.  In addition, at the Company’s request, the Purchaser shall cause the Designated Director to complete and execute the Company’s standard Director and Officer Questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be requested by the Company.

4.3         Notwithstanding whether the Purchaser then has a Designated Director, after the First Closing (as defined therein) and until the Second Closing (as defined therein) contemplated by the Common Stock Purchase Agreement, the Company shall keep the Purchaser reasonably informed, on a prompt basis (and, in any event, within five days after knowledge of the applicable developments by an executive officer of the Company), of any material developments with respect to a FID Event (as defined in the Common Stock Purchase Agreement) (including any change to the economic terms thereof or other material changes thereto, and including by providing copies of any revised or new documents evidencing or delivered in connection therewith).

4.4         Until the applicable Termination Event, and subject to the conditions of Section 4.2, the Company shall nominate such Designated Director for re-election to the Board at each annual meeting of stockholders at which the Designated Director is up for re-election.  The Designated Director will hold office until his or her respective term expires in accordance with the bylaws of the Company and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

4.5         Prior to an applicable Termination Event:

(i)         in connection with any meeting of stockholders at which directors are to be elected (or in any written consent for election of directors), and subject to the conditions of Section 4.2, the Board shall unanimously recommend that the stockholders of the Company vote “FOR” the election of such Designated Director and shall use all commercially reasonable efforts to cause the election of such Designated Director to the Board, including soliciting proxies in favor of his or her election;

(ii)         any Designated Director may be removed by the Purchaser at any time in the Purchaser’s sole discretion, and any vacancy created by such removal shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 4.2, shall become a Designated Director;

(iii)         upon written notice from the Company to the Purchaser that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Purchaser will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice, and any vacancy created by such resignation shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 4.2, shall become the Designated Director; and

(iv)         in the event that a vacancy is otherwise created at any time by death, disability, retirement, resignation or removal, the vacancy created thereby shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 4.2, shall become a Designated Director.

4.6         Any action by the Purchaser to designate or replace a Designated Director shall be evidenced in writing furnished to the Company and shall be signed by or on behalf of the Purchaser.

4.7         Prior to designating a Designated Director, the Purchaser shall enter into a written agreement with such Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event. The Purchaser acknowledges and agrees that such an agreement is in the best interest of the Company and the Purchaser, and that the Company shall be a third party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce such an agreement to the same extent as the parties thereto.

4.8         The Company shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to Board representation; provided, however, that the Company shall not be prohibited from taking such action that the Board determines may be necessary to (i) comply with any rule or regulation of the Commission or any Self-Regulatory Organization or (ii) comply with applicable Law.

4.9         The Company acknowledges that Designated Director may, subject to such Designated Director’s fiduciary duties and Purchaser’s obligation to maintain the confidentiality thereof, provide confidential information to Purchaser, provided that the Company may identify specific materials to the Designated Director which Designated Director shall not provide to Purchaser if Company determines, in its reasonable judgment, that providing such materials to Purchaser would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate applicable Law, an applicable judgment, order or a contract or obligation of confidentiality owing to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, after receiving reasonable advice from counsel (including internal counsel) with respect to such matter (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), or (iv) expose the Company to risk of liability for disclosure of personal information (provided, however, that the Company shall use its commercially reasonable efforts to provide such information in a manner that would not expose the Company to such risk). For the avoidance of doubt nothing in the foregoing sentence shall restrict the Designated Director’s right to receive full access to such materials.

4.10         The Company shall reimburse the Designated Director (or the employer of such Designated Director, if applicable) for all reasonable travel and other reasonable and documented out-of-pocket expenses related to his or her role as such and relating to the performance of his or her duties on the Board, as applicable, on the same terms as other members of the Board. At any time that the Designated Director has been elected as a member of the Board, the Company agrees to have in effect, at the expense of the Company, a director and officer liability insurance policy for the benefit of the Company and such Designated Director to the same extent as the Company provides such insurance covering the other members of the Board.

4.11         The Company hereby acknowledges that, in addition to the rights provided to the Designated Director pursuant to the Company’s Charter Documents and any indemnification agreements that the Designated Director may enter into with the Company from time to time (collectively, the “Indemnification Obligations”) (as beneficiaries of such rights the Designated Director is herein referred to as a “Board Indemnitee”), the Board Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, the Purchaser or its Affiliates, whether now or in the future (collectively, the “Affiliate Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Obligations or this Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to the Designated Director under the Indemnification Obligations, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify the Board Indemnitees are primary and any obligation of the Affiliate Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Board Indemnitees (or any Affiliate thereof) is secondary and excess), (ii) shall be required to advance the full amount of expenses incurred by each Board Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Board Indemnitee or on such Person’s behalf, in each case, to the extent legally permitted and required by the Indemnification Obligations, without regard to any rights such Board Indemnitees may have against the Affiliate Indemnitors or their insurers, and (iii) irrevocably waives, relinquishes and releases the Affiliate Indemnitors and such insurers from any and all claims against the Affiliate Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Affiliate Indemnitor or its insurer should advance any expenses or make any payment to a Board Indemnitee for matters for which the Company is required to advance expenses or indemnify a Board Indemnitee pursuant to the Indemnification Obligations, the Company shall reimburse such Affiliate Indemnitor or insurer to the extent of its obligations under the Indemnification Obligations. The Company agrees that the Board Indemnitees are third party beneficiaries of this Section 4.11, able to enforce this Section 4.11 according to its terms as if a party hereto. Nothing contained in the Indemnification Obligations shall limit the scope of this Section 4.11 or the other terms set forth in this Agreement.

4.12         Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Purchaser, or its Affiliates and/or the Designated Director being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if the Designated Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (i) the Board will pre-approve such disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Purchaser’s, its Affiliates’ and its Designated Director’s interests (to the extent the Purchaser or its Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by Purchaser, Purchaser’s Affiliates, and/or the Designated Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall use commercially reasonable efforts to require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser’s, its Affiliates’ and the Designated Director’s (for the Purchaser and/or its Affiliates, to the extent such Persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 5.         SUBSEQUENT TRAIN PARTICIPATION RIGHTS

5.1         Train 4 Participation Right.

(a)         Provided the Purchaser has exercised the Train 4 Option, the Purchaser shall have a right, but not the obligation, to participate in the funding of ten percent (10%) of the equity capital required to take a final investment decision on the Train 4 Project in exchange for a corresponding common equity ownership in the Train 4 Project (such investment, the “Train 4 Participation”).

(b)         If the Company proposes to consummate an equity investment, either funded by the Company or with third-party capital, that would enable the Company to take a final investment decision on the fourth liquefaction train to begin construction at the Rio Grande Facility (the “Train 4 Project”), and the Purchaser has previously exercised the Train 4 Option, then the Company shall provide an information package (the “Train 4 Initial Information Package”) to the Purchaser, upon the earlier of: (i) execution of an EPC agreement in respect of such Train 4 Project or (ii) execution of a definitive agreement for the offtake of 50% or more of expected MAC Production Capacity. The Train 4 Initial Information Package shall contain a summary of the relevant commercial terms of the applicable agreement(s), the projected cash flows from remaining commercial arrangements, reasonably detailed financing assumptions and a preliminary description of the capital structuring of the proposed investment; provided, that, in each case, the Company may withhold or redact any information that is competitively sensitive.

(c)         Upon the execution of the EPC contract and definitive agreements for the offtake of at least 80% of the offtake volumes needed for financing the Train 4 Project, the Company will provide notice (a “Train 4 Notice”) 45 days prior to the intended signing date (the “Train 4 Intended Signing Date”) of definitive documents to complete an investment in the Train 4 Project. The Train 4 Notice will contain at a minimum: a summary of relevant commercial terms of the applicable agreement(s), the projected cash flows from remaining commercial arrangements, reasonably detailed financing assumptions, and a preliminary description of the capital structuring of the proposed investment. During the period between the delivery of the Train 4 Notice and the Train 4 Intended Signing Date (the “Train 4 Consideration Period”), the Purchaser will be entitled to receive all information reasonably requested and not competitively sensitive to evaluate the investment; provided that the Train 4 Consideration Period shall be extended to sixty days if the Train 4 Notice is provided between June 15 and August 15 of any year.

(d)          No later than 21 days prior to the end of the Train 4 Consideration Period, the Company will provide proposed final transaction documents to the Purchaser and endeavor in good faith to negotiate and agree definitive agreements during such 21-day negotiation period. The Purchaser has the right to participate by executing equity documentation with governance, information and audit rights consistent with those provided to an equity holder of comparable percentage interest in Phase 1. The Train 4 Consideration Period may be extended on a day by day basis to the extent that the final transaction documents are not provided 21 days prior to the Train 4 Intended Signing Date. A failure by the Purchaser to respond within the Train 4 Consideration Period shall be deemed to constitute a decision by the Purchaser not to exercise its right to make the Train 4 Participation.

(e)         If Purchaser exercises its right to make the Train 4 Participation, then Purchaser shall also have the right, but not the obligation, to participate in the funding of the equity capital required to take a final investment decision on such Rio Grande CCS Project to be deployed in connection with the Train 4 Project in a proportionate amount equal to the Purchaser’s percentage in the Train 4 Project pursuant to this Section 5.1, and such equity capital shall be in exchange for a corresponding equity ownership in such Rio Grande CCS Project to be deployed in connection with the Train 4 Project. Such participation right shall be governed by the terms of Section 2, mutatis mutandis, and shall be in addition to and not to the exclusion of, the other rights to participate in such Rio Grande CCS Projects set forth herein.

5.2         Train 5 Participation Right.

(a)         Provided the Purchaser has exercised the Train 5 Option, the Purchaser shall have a right, but not the obligation, to participate in the funding of ten percent (10%) of the equity capital required to take a final investment decision on the Train 5 Project in exchange for a corresponding common equity ownership in the Train 5 Project (such investment, the “Train 5 Participation”).

(b)         If the Company proposes to consummate an equity investment, either funded by the Company or with third-party capital, that would enable the Company to take a final investment decision on a fifth liquefaction train to begin construction at the Rio Grande Facility (the “Train 5 Project”), and the Purchaser has exercised the Train 5 Option, then the Company shall provide an information package (the “Train 5 Initial Information Package”) to the Purchaser, upon the earlier of: (i) execution of an EPC agreement with respect of such Train 5 Project or (ii) execution of a definitive agreement for the offtake of 50% or more of expected MAC Production Capacity. The Train 5 Initial Information Package shall contain a summary of the relevant commercial terms of the applicable agreement(s), the projected cash flows from remaining commercial arrangements, reasonably detailed financing assumptions, and a preliminary description of the capital structuring of the proposed investment; provided, that, in each case, the Company may withhold or redact any information that is competitively sensitive.

(c)         Upon the execution of an EPC contract and definitive agreements for the offtake of at least 80% of the offtake volumes needed for financing, the Company will provide notice (a “Train 5 Notice”) 45 days prior to the intended signing date (the “Train 5 Intended Signing Date”) of definitive documents to complete an investment in the Train 5 Project. The Train 5 Notice will contain at a minimum: a summary of relevant commercial terms of the applicable agreement(s), the projected cash flows from remaining commercial arrangements, reasonably detailed financing assumptions, and a preliminary description of the capital structuring of the proposed investment. During the period between the delivery of the Train 5 Notice and the Train 5 Intended Signing Date (the “Train 5 Consideration Period”), the Purchaser will be entitled to receive all information reasonably requested and not competitively sensitive to evaluate the investment; provided that the Train 5 Consideration Period shall be extended to sixty days if the Train 5 Notice is provided between June 15 and August 15 of any year.

(d)         No later than 21 days prior to the end of the Train 4 Consideration Period, the Company will provide proposed final transaction documents to the Purchaser and endeavor in good faith to negotiate and agree definitive agreements during such 21-day negotiation period. The Purchaser has the right to participate by executing equity documentation with governance, information and audit rights consistent with those provided to an equity holder of comparable percentage interest in Phase 1. The Train 5 Consideration Period may be extended on a day by day basis to the extent that the final transaction documents are not provided 21 days prior to the Train 5 Intended Signing Date. A failure by the Purchaser to respond within the Train 5 Consideration Period shall be deemed to constitute a decision by the Purchaser not to exercise its right to make the Train 5 Participation.

(e)         If Purchaser exercises its right to make the Train 5 Participation, then Purchaser shall also have the right, but not the obligation, to participate in the funding of the equity capital required to take a final investment decision on such Rio Grande CCS Project to be deployed in connection with the Train 5 Project in a proportionate amount equal to the Purchaser’s percentage in the Train 5 Project pursuant to this Section 5.2, and such equity capital shall be in exchange for a corresponding equity ownership in such Rio Grande CCS Project to be deployed in connection with the Train 5 Project. Such participation right shall be governed by the terms of Section 2, mutatis mutandis, and shall be in addition to and not to the exclusion of, the other rights to participate in such Rio Grande CCS Projects set forth herein.

5.3         To the extent that the Purchaser does not exercise its right to make the Train 4 Participation or the Train 5 Participation, then the Company shall be free to consummate the investment referred to in the Train 4 Notice or the Train 5 Notice, as applicable; provided, that, in the event that the investment described in the applicable notice is not completed within six (6) months of the date on which such notice was given, the Company shall not consummate any such investment in the Train 4 Project or Train 5 Project, as applicable, without complying anew with the procedures described in this Section 5.

Section 6.         PREEMPTIVE RIGHT

6.1         At any time after the date hereof and subject to the following sentence, if the Company proposes to issue any New Securities for cash (a “Preemptive Right Offering”), the Purchaser shall have the right (but not the obligation) to purchase up to such number of New Securities as required to maintain an Ownership Percentage (i) if the Pricing Condition is met with respect to such Preemptive Right Offering, at the lesser of (a) 15% and (b) its Ownership Percentage immediately prior to such Preemptive Right Offering, or (ii) if the Pricing Condition is not met with respect to such Preemptive Right Offering, its Ownership Percentage immediately prior to such Preemptive Right Offering, in each case, on the same terms and conditions that are applicable to such New Securities, at a price per share or security equal to the price paid by the purchaser(s) in such issuance of New Securities (such shares, the “Preemptive Right Shares”), provided that Purchaser shall not be entitled to acquire Preemptive Right Shares pursuant to this Section 6.1 to the extent that the issuance of such Preemptive Right Shares to Purchaser would require approval of the stockholders of the Company pursuant to the rules and listing standards of the Principal Market, in which the Company may in its discretion consummate the proposed issuance of New Securities in such Preemptive Right Offering to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance with Section 6.3 below). The Purchaser’s right to participate in Preemptive Right Offerings shall terminate following a Termination Event. Notwithstanding the foregoing, the Purchaser may not participate in a Preemptive Right Offering that occurs within six months following a sale or other disposition for value by the Purchaser of any of the shares of Common Stock purchased pursuant to the Common Stock Purchase Agreement.

6.2         In the event that the Company proposes to conduct a Preemptive Right Offering, it shall, at least seven (7) Business Days prior to commencing the Preemptive Right Offering, deliver a written notice to the Purchaser (a “Preemptive Right Notice”), signed by an officer of the Company and (A) stating (i) the Company’s intention to conduct a Preemptive Right Offering; (ii) the amount and type of New Securities that the Company proposes to issue, and correspondingly, the number of Preemptive Right Shares that the Purchaser is entitled to purchase, and (iii) the material terms and conditions of the proposed issuance, including without limitation, the expected price or pricing methodology of such New Securities (or (x) if such price is not clearly identifiable, such effective price per share as is reasonably determined by the Company in good faith or (y) in the case of issuance of restricted stock, the fair market value of such restricted stock as determined by the Company in the ordinary course in connection with such issuance), and (B) certifying, based on the Company’s reasonable expectation at such time, as to whether the Pricing Condition will be met in respect of such Preemptive Right Offering. Within five (5) Business Days following the receipt of the Preemptive Right Notice, the Purchaser may, by delivery of a written notice of acceptance to the Company, elect to purchase all, or any portion, of the Preemptive Right Shares that the Purchaser is entitled to purchase on the terms indicated in the Preemptive Right Notice. The failure to so respond in writing within such five (5) Business Day period by the Purchaser shall constitute a waiver of its rights under Section 6.1 with respect to the purchase of such New Securities but shall not affect its rights with respect to any future issuances of New Securities. Upon the Company’s issuance of any Preemptive Right Shares, such Preemptive Right Shares shall be validly issued, fully paid and nonassessable, duly authorized by all necessary corporate action of the Company. Notwithstanding the requirements of this Section 6.2, in the case of an underwritten public offering, the Company may satisfy its obligations under Section 6 by directing the underwriters for such offering to allocate Preemptive Right Shares to satisfy any amount requested by Purchaser pursuant to such Preemptive Rights Offering.

6.3         In the event that the Purchaser is not able to acquire its Preemptive Right Shares pursuant to Section 6.1 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such Preemptive Right Shares to the Purchaser as a result of the rules and listing standards of the Principal Market, the Company may, in lieu of offering to the Purchaser the right to purchase the applicable portion of the Preemptive Right Shares as set forth above at the time of such Preemptive Right Offering, comply with the provisions of this Section 6.3 by making an offer at such reasonable later time to sell to the Purchaser the number of Preemptive Right Shares that the Purchaser would have been entitled to purchase under Section 6.1 if such offering occurred at the same time as the offering is effected (subject to obtaining the relevant stockholder approval, if required). In such event, for all purposes of this Section 6.3, the number of such Preemptive Right Shares that the Purchaser shall be entitled to purchase under Section 6.1 shall be determined taking into consideration the actual number of New Securities sold in the applicable offering so as to achieve the same economic effect as if such offer were made prior to the applicable offering.

Section 7.         INVESTOR MOST FAVORED NATION. The Company hereby represents and warrants, as of the date hereof, and covenants and agrees from and after the date hereof, that no holder of the Company’s Common Stock or Common Stock Equivalents is or shall be entitled to consent or approval rights (including, for the avoidance of doubt, in the form of restrictive covenants) over Company and its subsidiaries unless Purchaser is provided rights that are at least as favorable as those of any other holder.

Section 8.         MISCELLANEOUS.

8.1         Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts to take all actions and to do all things necessary, to consummate the transactions considered hereunder on the terms specified in this Agreement, including negotiating in good faith such additional and/or different terms, to the extent required by Law and/or the rules of any Self-Regulatory Organization. Without limiting the foregoing sentence, the Parties agree to execute and deliver, or use their commercially reasonable efforts to cause to be executed and delivered, such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable or reasonably requested by either Party in order to consummate the transaction in accordance with the terms hereof.

8.2         Corporate Opportunities. Except as the Purchaser may otherwise agree in writing, the Purchaser and its Affiliates shall have the right to (i) engage, directly or indirectly, in the same or similar business activities or lines of business as the Company and (ii) do business with any client, competitor or customer of the Company, with the result that the Company shall have no right in or to such activities or any proceeds or benefits therefrom, and except as otherwise provided in this Agreement, neither the Purchaser nor any of its Affiliates shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of any such activities of the Purchaser or its Affiliates participation therein. If the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Purchaser or its Affiliates, then the Purchaser and its Affiliates shall have no duty to communicate or present such corporate opportunity to the Company and the Company hereby renounces any interest or expectancy it may have in such corporate opportunity, with the result that neither the Purchaser nor any of its Affiliates shall be liable to the Company or its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Purchaser pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company. The Company shall indemnify the Purchaser and its Affiliates against any losses resulting from any breach of fiduciary duty or other claim brought by or through the Company or any stockholder of the Company with respect to the matters contemplated by this Section 8.2. Notwithstanding the foregoing, if the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, on the one hand, and the Purchaser or its Affiliates, on the other, as a result of information shared by the Company with members of the Board, including the Designated Director, then such corporate opportunity belongs to the Company, and the Purchaser shall be liable to the Company and its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Purchaser or its Affiliates usurps such corporate opportunity for itself, or directs such corporate opportunity to another Person. Neither the alteration, amendment or repeal of this Section 8.2, nor the adoption of any provision of the Company’s Charter Documents inconsistent with this Section 8.2, nor, to the fullest extent permitted by Delaware Law, any modification of Law, shall eliminate or reduce the effect of this Section 8.2. This Section 8.2 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under its Charter Documents, any other agreement between the Company and such director, officer, employee or agent or applicable Law. The Company shall not maintain, adopt or impose any code of conduct, by-law, organizational document or other binding rule or policy that is inconsistent with Section 8.2 or Section 8.3.

8.3         No Duty. The Purchaser and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at Law or in equity, that, to the maximum extent permitted by Law, when the Purchaser takes any action to give or withhold its consent, the Purchaser shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing provisions of this sentence shall in no way affect the obligations of the Parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of any Designated Director.

8.4         Payments. All payments made by or on behalf of the Company or any of their Affiliates to the Purchaser or its respective assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind.

8.5         No Waiver of Rights. All waivers hereunder must be made in writing, and the failure of any Party at any time to require another Party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

8.6         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 8.6).

(a)         If to the Company, to:

NextDecade Corporation

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

Attention:          Vera de Gyarfas, General Counsel

[***]

With a copy (which shall not constitute notice to the Company) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:         Ryan Maierson

[***]

(b)         If to the Purchaser, to:

Global LNG North America Corp.

1201 Louisiana Street, Suite 1400

Houston, Texas 77002

Attention:          Thomas MAURISSE, SVP LNG

[***]

With a copy (which shall not constitute notice to the Purchaser) to:

Jones Day

771 Texas

Suite 3300

Houston, Texas 77002-2712

Attention: Jeff A. Schlegel and Peter E. Devlin
[***]

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

8.7         Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.9          Entire Agreement. This Agreement and the agreements and documents referenced herein constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

8.10         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party; provided that the Purchaser may transfer or assign all or a portion of its rights and obligations under this Agreement to any Affiliate without the prior written consent of the Company.

8.11         No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

8.12         Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of the Company and the Purchaser.

8.13         Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

8.14         Dispute Resolutions.

(a)         In the event of any dispute arising out of, relating to or in connection with this Agreement (a “Dispute”), either Party may provide notice thereof to the other Party (a “Dispute Notice”). In the event of any Dispute, the Parties will meet and negotiate in good faith to resolve the Dispute.

(b)         If the Parties have failed to resolve such Dispute within thirty days after receipt of the Dispute Notice, such Dispute shall be exclusively and definitively resolved in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Arbitration Rules”) by three (3) arbitrators appointed in accordance with said ICC Arbitration Rules. The Arbitration shall be final and binding upon the Parties.

(c)         Prior to the constitution of the arbitral tribunal, either Party may apply for interim measures of protection (including injunctions, attachments and conservation orders) to any court of competent jurisdiction or to an Emergency Arbitrator as provided (and defined) in the ICC Arbitration Rules. Once constituted, the arbitral tribunal (or in an emergency the presiding arbitrator acting alone if one or more of the other arbitrators is unable to be involved in a timely fashion) shall have exclusive jurisdiction to grant interim measures in appropriate circumstances. Hearings on requests for interim measures may be held in person, by telephone, by video conference or by other means that permit the parties to the Dispute to present evidence and arguments. Unless an arbitration tribunal or a court has ordered otherwise by way of provisional or interim orders, the Parties shall continue to perform their respective obligations under this Agreement pending conclusion of any such arbitration.

(d)         The place of the arbitration will be Houston, Texas.

(e)         The language of the arbitration will be English and the arbitrators’ decision shall be drawn up in English.

8.15         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

8.16         Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

8.17         Specific Performance. Each Party acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of monetary damages as a remedy.

8.18         Amendment of Company Documents. Neither the Company nor the Board shall (a) permit the bylaws or certificate of incorporation of the Company to be amended in any manner that would eliminate or have any negative impact on any of the provisions hereof or the rights conveyed to the Purchaser hereunder or (b) enter into any agreement, instrument or other arrangement that conflicts with the rights and provisions of this Agreement.

8.19         Waiver of Consequential Damages. In no event shall any Party or its Affiliates, or their respective managers, members, shareholders or representatives, be liable hereunder at any time for punitive, incidental, consequential special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.

8.20         Rules of Construction. The Parties and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties, but rather in accordance with the fair meaning thereof. All definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural, and correlative forms of defined terms have corresponding meanings. The term “including” is not limiting and means “including without limitation.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Company:

NEXTDECADE CORPORATION

By:    /s/ Matthew Schatzman

Name: Matthew Schatzman

Title: Chief Executive Officer

[signature pages continue]

Purchaser:

GLOBAL LNG NORTH AMERICA CORP.

By:     /s/ Eric Festa

Name:  Eric Festa

Title: Director